UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2024

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+91 8048821871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $5.71, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 8, 2024, Zoomcar Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), which was adjourned from its original date of September 26, 2024 to October 1, 2024, further adjourned to October 4, 2024, and further adjourned to 1:00 pm ET on October 8, 2024, at which time the it began, was postponed, and then reconvened at 4:00 pm ET on October 8, 2024, as a result of the failure to obtain a quorum for purposes of conducting the Annual Meeting, until the last date and time mentioned. As of the record date of July 29, 2024, 75,200,131 shares of the Company’s common stock were issued and outstanding and eligible to vote. At the Annual Meeting, a quorum of 37,836,255 shares, or approximately 50.31% of the eligible shares, was present or represented by proxy. Each of the matters set forth below is described in detail in the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on September 3, 2024. The following actions were taken at the Annual Meeting:

Proposal No. 1: Election of Two Class I Directors

The first proposal was the election of two (2) Class I directors, each to serve on the Company’s board of directors (the “Board”) for a three-year term that expires at the 2027 annual meeting of stockholders, or until their successors are elected and qualified. The vote on the proposal was as follows:

Name of Nominee	FOR	WITHHELD	BROKER NON-VOTES
Swatick Majumdar	29,270,243	4,528,054	4,037,958
John Clarke	29,643,110	4,155,187	4,037,958

Each nominee was elected.

Proposal No. 2: Approval of Reverse Stock Split

The second proposal was the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding shares of common stock at a ratio of between one-for-fifty and one-for-one hundred and fifty, with such ratio to be determined at the sole discretion of the Board and with such reverse stock split to be effectuated at such a rate and at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split”). The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
32,933,513	1,999,049	2,903,693	0

Proposal No. 2 was approved by a majority of the votes cast. The Reverse Split will be effective upon the approval of the Board of the specific ratio of the Reverse Split, within the range approved by stockholders, and the completion of the process resulting in the filing of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, in substantially the form attached to the Proxy Statement as Annex A, with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board.

Proposal No. 3: Approval of the Bridge Warrants

The third proposal was the approval, for purposes of complying with applicable Nasdaq Listing Rules, the exercise of, and certain of the provisions included in, those certain unregistered warrants to initially purchase up to an aggregate of 55,084,746 shares of common stock at an initial exercise price of $0.1416 per share (subject to adjustment as described therein) (the “Bridge Warrants”) including all of the terms therein and the potential issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the exercise of the Bridge Warrants. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,769,785	1,354,193	3,674,319	4,037,958

Proposal No. 3 was approved by a majority of the votes cast.

Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The fourth proposal was the ratification of the appointment by the Board of Grant Thornton Bharat LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2025. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,386,942	741,942	2,707,371	0

Proposal No. 4 was ratified by a majority of the votes cast.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2024	Zoomcar Holdings, Inc.

	By:	/s/ Hiroshi Nishijima
	Name:	Hiroshi Nishijima
	Title:	Acting Chief Executive Officer

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